                                                                     Exhibit 4.4

                               PLEDGE AGREEMENT


          This PLEDGE AGREEMENT (this "Agreement") is made and entered into as of July 12, 1999 by EARTHWATCH INCORPORATED, a Delaware corporation (the "Pledgor"), THE BANK OF NEW YORK, a New York banking corporation, having an office at 101 Barclay Street, Floor 21 West, New York, New York 10286, as trustee (the "Trustee") for the benefit holders from time to time (the "Holders") of the Notes (as defined herein) issued by the Pledgor under the Indentures (as defined below) and THE BANK OF NEW YORK, as securities intermediary (the "EarthWatch Securities Intermediary"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the New Indenture (as defined herein) and the Amended and Restated Collateral Pledge and Security Agreement made by the Pledgor in favor of The Bank of New York, as collateral agent. Unless otherwise defined herein, terms used in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") are used herein as they are therein defined.

                                  WITNESSETH

          WHEREAS, Morgan Stanley & Co. Incorporated has entered into a Placement Agreement dated July 7, 1999 pursuant to which the Pledgor is issuing to the Initial Purchasers units (the "Units"), each consisting of $1,000 principal amount at maturity of the Company's 13% Senior Discount Notes due 2007 (the "New Notes") and shares of the Pledgor's 8.5% Series C Cumulative Convertible Redeemable Preferred Stock.

          WHEREAS, the Pledgor and the Trustee are entering into an indenture dated as of the date hereof (the "New Indenture"), pursuant to which the Pledgor is issuing the Units, and the Pledgor has also entered into an amended and restated indenture dated as of April 8, 1999 (the "12 1/2% Indenture" and together with the New Indenture, the "Indentures"), under which the Pledgor issued its 12 1/2% Senior Notes due 2005 (the "12 1/2% Notes" and collectively with the New Notes, the "Notes"). In this Agreement, "Holders" shall mean, collectively, the holders of both the New Notes and the 12 1/2% Notes.

          WHEREAS, the Pledgor has agreed to (i) purchase or cause to be purchased Pledged Securities (as defined herein) in an amount sufficient to pay the unpaid premiums in respect of the First QuickBird Launch Insurance as of the date hereof and (ii) place such Pledged Securities (or cause them to be placed) in an account maintained by the Trustee with the EarthWatch Securities Intermediary for the benefit of Holders; and

          WHEREAS, the Pledgor has agreed to purchase United States Treasury securities in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor and delivered to the Trustee, upon receipt of scheduled interest and principal payments of such securities, to provide for payment in full of all the amounts that are, or will become, due and payable in respect of the First QuickBird Launch Insurance, as outlined in the payment schedule attached to the First QuickBird Launch Insurance and attached hereto as

Schedule A (the "Payment Schedule"), and any other fee, charge, expense or penalty that is, or may become, due with respect of the First QuickBird Launch Insurance (the "Obligations"); and

          WHEREAS, the Pledgor has agreed to (i) pledge to the Trustee for the ratable benefit of the Holders a security interest in the Pledged Securities and related collateral and (ii) execute and deliver this Agreement in order to secure the payment and performance by the Pledgor of the Obligations; and

          WHEREAS, the Trustee has opened an account (the "Pledge Account") with the EarthWatch Securities Intermediary, at its office at 101 Barclay Street, Floor 21 West, New York, New York 10286, Account No. 071294, in the name of The Bank of New York, as Trustee, for the benefit of the Holders, with respect to which the Trustee is the sole entitlement holder and which is under the sole dominion and control of the Trustee but subject to the terms of this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders, as follows:

          SECTION 1. Pledge and Grant of Security Interest. As security for the prompt and complete payment and performance when due of the Obligations, the Pledgor hereby pledges and grants to the Trustee for its benefit and for the ratable benefit of the Holders, a continuing first priority security interest in and to all of the Pledgor's right, title and interest in, to and under the following (wherever located), whether investment property, general intangibles, other rights, interests, claims and remedies or proceeds or otherwise (collectively, the "Pledged Collateral"): (a) the United States Treasury securities identified by CUSIP Number in Exhibit A to this Agreement (the "Pledged Securities"), (b) any and all applicable Security Entitlements to the Pledged Securities, (c) the Pledge Account and all funds, certificates, instruments, assets and properties, if any, from time to time carried therein or representing or evidencing the Pledge Account, (d) any and all related accounts in which Security Entitlements to the Pledged Securities are carried and (e) all proceeds of any and all of the Pledged Collateral (including, without limitation, proceeds that constitute property of the types described in clauses
(a) - (d) of this Section 1).

          SECTION 2. Security for Obligation. This Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.

          SECTION 3. Delivery of Pledged Securities, Pledge Account; Interest.
(a) The Pledged Securities shall be pledged and transferred to the Trustee and the Trustee shall become the holder of a Security Entitlement to the Pledged Securities through action by the EarthWatch Securities Intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Trustee by the EarthWatch Securities Intermediary (i) indicating by book-entry that the Pledged Securities and all Security Entitlements thereto have been credited to the Pledge Account, or (ii) acquiring the Pledged Securities or a Security Entitlement thereto for the Trustee and accepting the same for credit to the Pledge Account.

          (b) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Trustee of the Pledged Securities (or acquisition by the Trustee of any Security Entitlement thereto) as provided in subsection (a) of this Section 3, the Trustee shall establish with the EarthWatch Securities Intermediary the Pledge Account on the books of the Ear-thWatch Securities Intermediary as a Securities Account segregated from all other custodial or collateral accounts, such Pledge Account to be maintained at the offices of the EarthWatch Securities Intermediary at The Bank of New York, and the EarthWatch Securities Intermediary shall maintain a Securities Account at the Federal Reserve Bank of New York ("FRBNY"). Upon transfer of the Pledged Securities to the EarthWatch Securities Intermediary (or the EarthWatch Securities Intermediary's acquisition of the Security Entitlements thereto), as confirmed to the EarthWatch Securities Intermediary by FRBNY or another securities intermediary, the EarthWatch Securities Intermediary shall make appropriate book entries indicating that the Pledged Securities and/or such Security Entitlement have been credited to the Trustee and the Pledge Account. Subject to the other terms and conditions of this Agreement, all funds or other property held by the Trustee pursuant to this Agreement shall be held in the Pledge Account subject (except as expressly provided in Section 4(a), (b) and (c) hereof) to the exclusive dominion and control (including "control" as defined in (S) 9-115(l)(e) of the UCC) of the Trustee and exclusively for the benefit of the Trustee and for the ratable benefit of the Holders and segregated from all other funds or other property otherwise held by the Trustee.

          (c) The Trustee shall, in accordance with all applicable laws, have sole dominion and control (including "control" as defined in UCC
(S) 9-115(l)(e)) over the Pledge Account, and it shall be a term and condition of the Pledge Account and the Pledgor irrevocably instructs the Trustee, notwithstanding any other term or condition to the contrary in any other agreement, that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Agreement.

          (d) The Trustee shall, in accordance with and subject to all applicable laws, be the sole entitlement holder of, and have the sole power to originate "Entitlement Orders" (as defined in UCC (S) 8-102(a)(8)) with respect to, the Pledge Account and all United States Treasury securities held therein, and it shall be a term and condition of the Pledge Account that the Trustee shall have the right to issue such Entitlement Orders with respect to the Pledge Account and all assets and properties from time to time carried in the Pledge Account, including such securities, Security Entitlements and other "Financial Assets" (as defined in UCC (S) 8-102(a)(9)) without further consent of the Pledgor or any other Person, and that no Pledged Collateral shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Agreement.

          (e) All Pledged Collateral shall be retained in the Pledge Account pending disbursement pursuant to the terms hereof

          (f) Concurrently with the execution and delivery of this Agreement the Trustee and the EarthWatch Securities Intermediary shall deliver to the Pledgor and to Morgan Stanley & Co. Incorporated a duly executed certificate, in the form of Exhibit B hereto, of an officer of the Trustee, confirming the Trustee's establishment and maintenance of the Pledge Account and its receipt and holding of the Pledged Securities or a Security Entitlement thereto and the crediting of the Pledged Securities or such Security Entitlement to the Pledge Account, all in accordance with this Agreement.

          (g) Concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver to the Trustee acknowledgment copies or stamped receipt copies of proper financing statements, duly filed under the UCC of the State of New York, covering the Pledged Collateral described in this Agreement.

          (h) Concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver to the Trustee a report of a nationally recognized firm of independent public accountants, selected by the Pledgor, substantially in the form of Exhibit C hereto.

          SECTION 4. Disbursements. (a) At least three Business Days prior to the due date of any of the payments of the Obligations, as outlined in the Payment Schedule, the Pledgor may, pursuant to written instructions given by the Pledgor to the Trustee (a "Company Order"), direct the Trustee to release from the Pledge Account and pay to the Holders on behalf of the Pledgor proceeds sufficient to provide for payment in full of such Obligations then due and payable. Upon receipt of a Company Order, the Trustee will take any action necessary to provide for the payment of such Obligations then due and payable in accordance with the Company Order from (and to the extent of) proceeds of the Pledged Securities in the Pledge Account. Nothing in this Section 4 shall affect the Trustee's rights to apply the Pledged Collateral to the payments of amounts due on the Notes upon acceleration thereof.

          (b) The Pledgor may make any payment or portion of any payment of an Obligation for which the Pledged Collateral is security from a source of funds ("Other Funds") other than the Pledge Account; however the Trustee shall not release proceeds from the Pledge Account prior to the payment in full of the Obligations and only in the manner as provided in subsection (d) hereof.

          (c) Upon payment in full of the Obligations, the security interest in the Pledged Collateral evidenced by this Agreement will automatically terminate and be of no further force and effect and the Pledged Collateral shall promptly be paid over and transferred to the Pledgor. Furthermore, upon the release of any Pledged Collateral from the Pledge Account in accordance with the terms of this Agreement, the security interest evidenced by this Agreement in such released Pledged Collateral will automatically terminate and be of no further force and effect.

          (d) At least three Business Days prior to the due date of each of the scheduled Obligation payments, the Pledgor shall give the Trustee notice (by Company Order) as to whether such payment of the Obligations will be made pursuant to Section 4(a) or 4(b) and the amount that will be paid from the Pledge Account and from Other Funds. Any Other Funds to be used to make any payment of the Obligations shall be delivered to the Trustee, in immediately available funds, prior to 10:00 a.m. (New York City time) on such payment date. If no such notice is given or such Other Funds have not been so delivered, the Trustee will act pursuant to Section 4(a) as if it had received a Company Order pursuant thereto for the payment in full of the part of the Obligation then due from the Pledge Account.

          (e) The Trustee shall liquidate Pledged Collateral in the Pledge Account (pursuant to written instructions from Pledgor) in order to make any scheduled payment of an Obligation unless there are sufficient funds in the Pledge Account.

          (f) Nothing contained in Section 1, Section 3, this Section 4, Section 11 or any other provision of this Agreement shall (i) afford the Pledgor any right to issue Entitlement Orders with respect to any Security Entitlement to the Pledged Securities or any Securities Account in which any such Security Entitlement may be carried, or otherwise afford the Pledgor rights to any such Security Entitlement or (ii) except as otherwise specified under this Agreement (or required by applicable law) give rise to any other rights of the Pledgor with respect to the Pledged Securities, any Security Entitlement thereto or any Securities Account in which any such Security Entitlement may be carried (except as expressly provided in Sections 4(a) hereof) by the Trustee in its capacity as such (and not as a securities intermediary).

           SECTION 5. Representations and Warranties. The Pledgor hereby represents and warrants that, as of the date hereof:

          (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Agreement will not contravene any provision of applicable law or statute or the organization documents of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Agreement; no consent, approval, authorization or order of, or qualification with, or other action by, any governmental or regulatory body or agency or any third party is required
     (i) for the execution, delivery or performance by the Pledgor of this Agreement, (ii) for the grant by the Pledgor of the security interest granted hereby, for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement, (iii) for the perfection and maintenance of the pledge and security interest created hereby (including the first-priority nature of such pledge and security interest), assuming compliance by the EarthWatch Securities Intermediary with all obligations contained in this Agreement or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Trustee (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Trustee of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

          (b) Immediately before depositing the Pledged Securities into the Pledge Account, the Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Agreement). No financing statement or other instrument similar in effect covering the Pledgor's interest in the Pledged Securities is on file in any public office, other than any financing statements filed pursuant to this Agreement.

          (c) This Agreement has been duly authorized, validly executed and delivered by the Pledgor and assuming the due authorization, execution and delivery thereof by the Trustee and the EarthWatch Securities Intermediary, constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 11(b), Section 15.11 and Section 15.15 hereof may be limited by applicable law.

          (d) Upon the transfer to the Trustee of the Pledged Securities and the acquisition by the Trustee of a Security Entitlement thereto in accordance with Section 3, and the compliance by the EarthWatch Securities Intermediary with the provisions of this Agreement, the pledge of and grant of a security interest in the Pledged Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders will constitute a valid first priority perfected security interest in such Pledged Collateral, enforceable as such against all creditors of the Pledgor (and any persons purporting to purchase any of the Pledged Collateral from the Pledgor) and all filings and actions (other than the transfer to the Trustee of the Pledged Securities) necessary or desirable to perfect and protect such security interest have been duly taken.

          (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

           (f) The pledge of the Pledged Collateral pursuant to this Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

           (g) No Event of Default (as defined herein) exists.

           (h) The total amount of the Obligation, as provided in Schedule A, is $28,623,500.00, and this amount is the only amount to be paid with respect to the Obligation, including any other fee or charge related to the First QuickBird Launch Insurance that is or may become payable.

          SECTION 6. Further Assurances. The Pledgor will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, and take any other actions that are necessary or desirable, to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Pledged Collateral, to protect the Pledged Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Trustee), to enable the Trustee to enforce its rights and remedies hereunder, or to effect the purposes of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing.

          SECTION 7. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders that from and after the date of this Agreement until the payment in full in cash of the Obligations:

           (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Pledged Collateral (except for the security interests granted under this Agreement) and at all times will be the sole beneficial owner of the Pledged Collateral; and

           (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Pledged Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Pledged Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

          SECTION 8. Power of Attorney. Upon the occurrence of a failure to pay an Obligation when due and payable, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument that the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following powers:
(a) collection of proceeds of any Pledged Collateral; (b) conveyance of any item of Pledged Collateral to any purchaser thereof, (c) giving of any notices or recording of any Liens under Section 6 hereof, and (d) paying or discharging taxes or Liens levied or placed upon the Pledged Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Pledged Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Pledged Collateral, transfer title to any item of Pledged Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Pledged Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor. Notwithstanding anything to the contrary stated herein, the Trustee has no duty or obligation to exercise any of the powers stated in this Section 8.

          SECTION 9. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the Trustee and the Holders in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Trustee accords similar property held by the Trustee for similar accounts, it being understood that the Trustee in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Pledged Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters or (b) investing or reinvesting any of the Pledged Collateral or any loss on any investment; provided, however, that nothing contained in this Agreement shall relieve the Trustee of any responsibilities as a securities intermediary under applicablc law.

          SECTION 10. Indemnity. The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs and reasonable legal fees and expenses and damages arising from the Trustee's performance as Trustee under this Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the gross negligence or wilful misconduct of such indemnified person.

          SECTION 11. Remedies Upon Event of Default. If any Event of Default under the Indentures or the Amended and Restated Collateral Pledge and Security Agreement (any such Event of Default being referred to in this Agreement as an "Event of Default") shall have occurred and be continuing:

           (a) The Trustee and the Holders shall have, in addition to all other rights given by law or by this Agreement, the Indentures or the Amended and Restated Collateral Pledge and Security Agreement, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. In addition, with respect to any Pledged Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Pledged Collateral threatens, in the reasonable judgment of the Trustee, to decline speedily in value or is or becomes of a type sold on a recognized market, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. To the extent permitted by applicable law, any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Section 15.1 hereof at least 10 days before the time of the sale or disposition. The Trustee or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

           (b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 11 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

           (c) The Trustee may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against the Pledge Account or any part thereof.

          SECTION 12. Expenses. The Pledgor shall upon demand pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee that the Trustee may incur in connection with (a) the review, negotiation and administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 13. Securi1y Interest Absolute. All rights of the Trustee and the Holders and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of.

           (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

           (b) any taking, exchange, surrender, release or non-perfection of any other collateral or any taking, release or amendment or waiver from any guaranty for all or any of the Obligations;

           (c) any change, restructuring or termination of the corporate structure or the existence of the Pledgor or any of its subsidiaries; or

           (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

          SECTION 14. EarthWatch Securities Intermediary's Representations, Warranties and Covenants. The EarthWatch Securities Intermediary represents and warrants that it is as of the date hereof, and it agrees that for so long as it maintains the Pledge Account and acts as securities intermediary pursuant to this Agreement it shall be a "Securities Intermediary" (as defined in the UCC and in 31 C.F.R. (S)357.2) and shall be eligible to maintain, and does maintain, a Participant's Securities Account (as defined in 31 C.F.R. (S)357.2) in the name of the EarthWatch Securities Intermediary with the FRBNY (a "FRBNY Member Securities Account"). In furtherance of the foregoing, the EarthWatch Securities Intermediary hereby:

          (a) represents and warrants that it is a corporation that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity hereunder and with respect to the Pledge Account;

          (b) represents and warrants that it maintains the FRBNY Member Securities Account with the FRBNY and that the United Stated Treasury securities constituting the Pledged Securities transferred to the EarthWatch Securities Intermediary pursuant to Section 3(b) have been credited to the FRBNY Member Securities Account;

          (c) agrees that the Pledge Account shall be an account to which Financial Assets may be credited, and the EarthWatch Securities Intermediary undertakes to treat the Trustee as the sole person entitled to exercise rights that comprise (and entitled to the benefits of) such Financial Assets, and entitled to exercise the rights of an entitlement holder and control in the manner contemplated by the UCC, further agrees to identify the Trustee in the records of the EarthWatch Securities Intermediary as the sole person having a Securities Entitlement against the EarthWatch Securities Intermediary with respect to the Pledge Account and all Financial Assets credited thereto, and further agrees to comply with any "entitlement order" (as defined in the UCC) issued by the Trustee relating to the Pledge Account without further consent by the Company;

          (d) hereby represents that it has not granted, and covenants that so long as it acts as EarthWatch Securities Intermediary hereunder it shall not grant, control (including without limitation, "control" as defined in UCC (S) 9-115(l)(e)) over or with respect to any Pledged Collateral credited to the Pledge Account from time to time to any other Person other than the Trustee;

          (e) covenants that in its capacity as EarthWatch Securities Intermediary hereunder and with respect to the Pledge Account, it shall not take any action inconsistent with, and represents and covenants that it is not and so long as this Agreement remains in effect will not become party to any agreement, the terms of which are inconsistent with the provisions of this Agreement;

           (f) agrees, with the other parties to this Agreement, that any item of property credited to the Pledge Account shall be treated as a Financial Asset;

          (g) agrees, with the other parties to this Agreement, so long as it serves as EarthWatch Securities Intermediary pursuant to this Agreement, to maintain the Pledge Account as a Securities Account and maintain appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Agreement;

          (h) agrees, with the other parties to this Agreement, that the EarthWatch Securities Intemediary's jurisdiction, for purposes of UCC
     (S) 8-110(e) and 31 C.F.R. 357.11(b) as it pertains to this Agreement, the Pledge Account and Security Entitlements relating thereto, shall be the State of New York.

          SECTION 15.  Miscellaneous Provisions.

          Section 15.1. Notices. Any notice or communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

          if to the Pledgor:

               EarthWatch Incorporated
               1900 Pike Road
               Longmont, CO 80501
               Telecopier: 303-682-3848
               Attention: Chief Executive Officer

               with a copy to:

               James C.T. Linfield
               Cooley Godward LLP
               2595 Canyon Boulevard
               Suite 250
               Boulder, CO 80302
               Telecopier: 303-546-4099

          if to the Trustee:

               The Bank of New York
               101 Barclay Street
               Floor 21 West
               New York, New York 10286
               Telecopier: 212-815-5915
               Attention: Corporate Trust Trustee Administration

          Section 15.2. No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indentures and the Amended and Restated Collateral Pledge and Security Agreement) may be used to interpret this Agreement.

          Section 15.3. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 15.4. Headings. The headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 15.5. Counterpart Originals. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

          Section 15.6. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 15.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indentures, and neither the Trustee nor any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default (as defined herein) or in any breach of any of the terms and conditions hereof. Consistent with the foregoing, this Agreement may be amended, its provisions may be waived and departures from its provisions may be consented to by action of the Pledgor and the Trustee, and (if applicable) the Holders, as provided in the Indentures, and no such amendment, waiver or consent shall require any action or approval by the Initial Purchasers. Failure of the Trustee or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          Section 15.8. Interpretation of Agreement. All terms not defined herein, in the Indentures or the Collateral Pledge and Security Agreement shall have the meaning set forth in the UCC, except where the context otherwise requires. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          Section 15.9. Continuing Security Interest; Termination. (a) This Agreement shall create a continuing security interest in and to the Pledged Collateral and shall, unless otherwise provided in this Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders and their respective successors, transferees and assigns.

          (b) This Agreement (other than the Pledgor's obligations under Sections 10 and 12) shall terminate upon the payment in full in cash of the Obligations or if the Pledgor shall become obligated under the Indentures to redeem all of the outstanding Notes and such Notes shall have been redeemed, and if no Default or Event of Default (as defined in the Indentures or the Amended and Restated Collateral Pledge and Security Agreement) shall have occurred and be continuing. At such time, the Trustee shall, pursuant to a Company Order, reassign and redeliver to the Pledgor all of the Pledged Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Agreement and take all actions that are necessary to release the security interest created by this Agreement in and to the Pledged Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Pledged Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee in its capacity as such, except as to the absence of any Liens on the Pledged Collateral created by or arising through the Trustee, and shall be at the reasonable expense of the Pledgor.

          Section 15.10. Survival of Representations and Covenants. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

          Section 15.11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein.

          Section 15.12. Authority of the Trustee. (a) The Trustee shall have the right to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident hereto. The Trustee may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Agreement, neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by the Trustee, in its capacity as Trustee, hereunder, except for its own gross negligence or willful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents may conclusively rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indentures and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          (c) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee or the EarthWatch Securities Intermediary.

          (d) No provision of this Agreement shall require the Trustee or the EarthWatch Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights and powers.

          (e) The Trustee and the EarthWatch Securities Intermediary may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Trustee and the EarthWatch Securities Intermediary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee and the EarthWatch Securities Intermediary shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          Section 15.13. Final Expression. This Agreement, together with the Indentures, the Amended and Restated Collateral Pledge and Security Agreement and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof

          Section 15.14. Rights of Holders. No Holder shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to Section 5.7 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indentures.

          Section 15.15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS IN CONNECTION WITH THIS AGREEMENT AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, THE MATTERS IDENTIFIED IN 31 C.F.R. PART 357,61 FED. REG. 43626 (AUG. 23, 1996) SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

          (b) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE PLEDGED COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE PLEDGED COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PLEDGED COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SET OFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SET OFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (c) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR THE INDENTURES) THE

TRUSTEE IN ITS CAPACITY AS TRUSTEE SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE OR SUCH HOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDERS, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS ON THE OTHER HAND.

          IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Agreement to be duly executed and delivered as of the date first above written.


                               EARTHWATCH INCORPORATED
                                  (as Pledgor)


                               By: /s/ Herbert F. Satterlee
                                   --------------------------------------------
                               Name: Herbert F. Satterlee
                                  Title: Chief Executive Officer,
                                           President and Director


                               THE BANK OF NEW YORK
                                  (as Trustee)

                               By: /s/ Walter N. Gitlin
                                   --------------------------------------------
                               Name:   WALTER N. GITLIN
                                  Title: Vice President

                               THE BANK OF NEW YORK
                                   (as EarthWatch Securities Intermediary)

                               By: /s/ Walter N. Gitlin
                                   --------------------------------------------
                               Name: WALTER N. GITLIN
                                  Title: Vice President

                                         EXHIBIT A



                                     PLEDGED SECURITIES



--------------------------------------------------------------------------------------------------------------------
Description of Security            CUSIP Number     Final Maturity     Original Principal Amount     Cost at Closing
--------------------------------------------------------------------------------------------------------------------
United States Treasury Note         9128273P5          11/30/99              $21,837,000              $22,041,931.63
--------------------------------------------------------------------------------------------------------------------
United States Treasury Note         912827K43          04/15/00              $ 2,933,000              $ 2,977,743.78
--------------------------------------------------------------------------------------------------------------------
United States Treasury Note         9128274W9          11/30/00              $ 2,879,000              $ 2,862,341.03
--------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B

                                  CERTIFICATE

          Pursuant to Section 3(f) of the Agreement (the "Agreement") dated as of July 12, 1999 between EarthWatch Incorporated (the "Pledgor") and The Bank of New York, as trustee (the "Trustee") for the Holders, and The Bank of New York, as securities intermediary (the "EarthWatch Securities Intermediary"), the undersigned officer of the Trustee, on behalf of the Trustee, and the undersigned officer of the EarthWatch Securities Intermediary, on behalf of the EarthWatch Securities Intermediary, make the following certifications to the Pledgor and the initial purchasers of the Notes. Capitalized terms used and not defined in this Certificate have the meanings set forth or referred to in the Agreement.

          1. Substantially contemporaneously with the execution and delivery of this Certificate, the Trustee has established with the EarthWatch Securities Intermediary, as Securities Intermediary, the Pledge Account. The EarthWatch Securities Intermediary has acquired a Security Entitlement to the United States Treasury securities identified in Annex 1 to this Certificate (the "Pledged Securities") from the FRBNY and holds a Security Entitlement thereto in the FRBNY's Security Account. The EarthWatch Securities Intermediary has made appropriate book entries in its records establishing that the Pledged Securities and the Trustee's Securities Entitlement thereto have been credited to and are held in the Pledge Account.

          2. The Trustee has established and maintained and will maintain the Pledge Account and all Securities Entitlements and other positions carried in the Pledge Account solely in its capacity as Trustee and has not asserted and will not assert any claim to or interest in the Pledge Account or any such Securities Entitlements or other positions except in such capacity.

          3. The Trustee and the EarthWatch Securities Intermediary have acquired their Security Entitlements to the Pledged Securities for value and without notice of any adverse claim thereto. Without limiting the generality of the foregoing, the Pledged Securities are not and the EarthWatch Securities Intermediary's and the Trustee's Security Entitlements to the Pledged Securities are not, to their knowledge, subject to any Lien granted by either of them in favor of any Securities Intermediary (including, without limitation, NFSC or the FRBNY) through which the Trustee derives its Security Entitlement to the Pledged Securities.

          4. Neither the EarthWatch Securities Intermediary nor the Trustee has caused or permitted the Pledged Securities or any Security Entitlement thereto to become subject to any Lien created by or arising through either of the Trustee or the EarthWatch Securities Intermediary.

          IN WITNESS WHEREOF, the undersigned officers have executed this Certificate on behalf of the Trustee, and on behalf of the EarthWatch Securities Intermediary, respectively, this 12th day of July, 1999.


                               THE BANK OF NEW YORK
                                  (as Trustee)


                               By:
                                  ---------------------------------------
                                  Name:
                                  Title:


                               THE BANK OF NEW YORK
                                  (as EarthWatch Securities Intermediary)


                               By:
                                  ---------------------------------------
                                  Name:
                                  Title:

                                    ANNEX I


                              PLEDGED SECURITIES



  Description of Security         CUSIP Number  Final Maturity  Original Principal Amount  Cost at Closing
-----------------------------------------------------------------------------------------------------------
United States Treasury Note         9128273P5       11/30/99           $21,837,000          $22,041,931.63
-----------------------------------------------------------------------------------------------------------
United States Treasury Note         912827K43       04/15/00           $ 2,933,000          $ 2,977,743.78
-----------------------------------------------------------------------------------------------------------
United States Treasury Note         9128274W9       11/30/00           $ 2,879,000          $ 2,862,341.03
-----------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C
                  INDEPENDENT ACCOUNTANTS' REPORT ON APPLYING
                            AGREED-UPON PROCEDURES



EARTHWATCH INCORPORATED
Longmont, Colorado


We understand that EarthWatch Incorporated (the "Company") will issue on July 12, 1999, 199,000 units, each consisting of one 13% Senior Discount Note due 2007 and 49.095 shares of 8.5% Series C cumulative convertible redeemable preferred stock of the Company. We also understand that the Company, pursuant to a pledge agreement dated as of July 12 (the "Pledge Agreement"), between the Company and the Bank of New York, as trustee (the "Trustee") and, as securities intermediary, must make scheduled payments, as outlined in the attached Schedule I (the "Payments"), to pay the unpaid premiums related to the insurance with respect to the launch and operation of the Company's Quick-Bird 1 satellite. We also understand that in connection with the Payments the Trustee will hold the securities listed on the attached schedule (Schedule II) (the "Securities") pursuant to the Pledge Agreement.

We have been requested by the Company, Morgan Stanley & Co. Incorporated and the Trustee (collectively, the "Intended Users") to prove the arithmetic accuracy of the computations shown on the attached schedules prepared by the Company.

We have performed the procedures enumerated below, which were agreed to by the Intended Users, solely to assist the Intended Users with respect to proving the arithmetic accuracy of the computations shown on the attached schedules. This agreed upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the Intended Users of this report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report was requested or for any other purpose. The procedures that we performed and our findings are as follows:

      1. We have proved the arithmetic accuracy of the computation of the scheduled receipts of maturing principal and interest to be received from the Securities and cash on deposit as shown on Schedule II, which was prepared by the Company. Other than proving such arithmetic accuracy, we have not confirmed or otherwise verified the information on that schedule.

      2. We compared the amounts in the "Total Available" column on Schedule II to the amount and due dates of the Payments provided in Schedule I and found that the amount in the "Total Available" column of Schedule II on each date a Payment will be due is equal to or greater than the amount that will be due on such date for Payment.

In performing the above calculations, we have relied solely on the data set forth in the attached schedules prepared and provided to us by the Company. The scope of our engagement did not include the verification of any underlying data, assumptions or definitions necessary to derive the calculations. Such underlying data, assumptions and definitions include, but are not limited to, the following:

           (i) the principal amounts, coupon rates, and related maturities for the Securities; and

           (ii)  the schedule of the dates and the amounts of the Payments.

We are not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the specified elements, accounts, or items included in the attached schedules. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the Intended Users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.



PricewaterhouseCoopers LLP

Broomfield, Colorado
July 12, 1999

                                  SCHEDULE I



Payment Date                                          Amount Due
-------------------------------------------------------------------
February 14, 2000                                    $22,597,500.00
-------------------------------------------------------------------
July 13, 2000                                          3,013,000.00
-------------------------------------------------------------------
March 15, 2001                                         3,013,000.00
                                                     --------------
-------------------------------------------------------------------
     TOTAL AMOUNT DUE                                $28,623,500.00
                                                     ==============
-------------------------------------------------------------------

                                  SCHEDULE II

                                         Coupon
                                        Interest
United States     Coupon   Maturity      Payment     Coupon       Principal      Total           Premium          Cash
Treasury Note      Rate      Date         Date    Interest/(1)/    Amount     Available/(2)/   Payment/(3)/    Remaining/(4)/
-------------     ------   --------     --------  -------------  ----------   --------------  -------------    --------------
912827K43           5.5%     4/15/00    10/15/99    $ 80,658                  $    80,658                       $ 80,658
9128274W9         4.625%    11/30/00    11/30/99    $ 66,577                  $    66,577                       $147,235
9128273P5         5.625%    11/30/99    11/30/99    $614,166     $21,837,000  $22,598,401      $22,597,500      $    901

912827K43           5.5%     4/15/00     4/15/00    $ 80,657     $ 2,933,000  $ 3,014,558      $ 3,013,000      $  1,558

9128274W9         4.625%    11/30/00     5/31/00    $ 66,577                  $    68,135                       $ 68,135
9128274W9         4.625%    11/30/00    11/30/00    $ 66,577     $ 2,879,000  $ 3,013,712      $ 3,013,000      $    712

------------------
/(1)/ Coupon interest is calculated assuming a 180-day semi-annual period and a 360-day year.

/(2)/ Total Available for each period (on 11/30/99, 4/15/00, and 11/30/00) is equal to the sum of Coupon Interest and Principal Amount for the current period and Cash Remaining for the previous period.

/(3)/  As outlined in Schedule 1.

/(4)/ Cash Remaining for each period is equal to Total Available for the period less the Premium Payment for each period.